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[LETTERHEAD OF PRICE WATERHOUSE LLP]


                                                                    EXHIBIT 15.1


June 18, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Young Broadcasting Inc. has included our report dated June 10, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about June 18, 1996. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



Price Waterhouse LLP